PROMISSORY NOTE

                           THIS NOTE IS NON-NEGOTIABLE


$466,797.64                                                   New York, New York
                                                              April 28, 1995


     SCOTT ZECHER ("Zecher"), residing at 1341 Hudson Road, Teaneck, New Jersey 07666, FOR VALUE RECEIVED, hereby promises to pay to AUTOINFO, INC. a Delaware corporation ("Noteholder"), at the offices of the Company at 1600 Route 208, Fair Lawn, New Jersey 07410 (or such other address as is designated in writing by the Noteholder) on May 31, 1996 (or such sooner time as provided below) the principal amount of Four Hundred Sixty Six Thousand Seven Hundred Ninety Seven and 64/100 ($466,797.64) Dollars in lawful money of the United States of America without interest.

     If this Promissory Note, or any payment hereunder, falls due on a Saturday, Sunday or a New York public holiday, this Promissory Note shall fall due or such payment shall be made on the next succeeding business days.

     Zecher waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Promissory Note, and all of the notices not expressly provided for herein in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Promissory Note.

     This Promissory Note is not subject to setoff.

     Upon the occurrence of any of the following specified Events of Default (each an "Event of Default"):

     1. Zecher pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors (a "Bankruptcy Law"):

          A.   commences a voluntary case or proceeding;

          B. consents to the entry of an order for relief against it in an involuntary case or proceeding;

          C. consents to the appointment of a custodian, receiver or other similar official for it or for all or substantially all of its property; or

          D.   makes a general assignment for the benefit of its creditors.

THEN, AND IN ANY SUCH EVENT, AND AT ANY TIME THEREAFTER IF ANY EVENT OF DEFAULT SHALL THEN BE CONTINUING, THE NOTEHOLDER BY WRITTEN NOTICE TO ZECHER, MAY DECLARE THE PRINCIPAL OF THIS NOTE TO BE DUE, WHEREUPON THE SAME SHALL FORTHWITH BECOME DUE AND PAYABLE.

     In the event that Zecher's employment by AutoInfo, Inc. is terminated, voluntarily or involuntarily and with or without cause, the entire unpaid principal amount of this Note may be declared due and payable by the Noteholder upon one-hundred eighty (180) days written notice to Zecher.

     This Promissory Note is the document referred to in the Security and Pledge Agreement between Zecher and the Noteholder of even date herewith and is further subject to the provisions thereof.

     All notices provided for herein shall be deemed given if sent by certified mail, return receipt requested, to the address of the party set forth above, or to such other address as designated in writing to the other party.


                                                 /s/ Scott Zecher
                                                 ------------------------
                                                     Scott Zecher

                          SECURITY AND PLEDGE AGREEMENT

     AGREEMENT, dated as of April 28, 1995 by and between Scott Zecher ("Zecher") and Autolnfo, Inc., a Delaware corporation ("Auto").

     WHEREAS, Zecher has on the date hereof delivered to Auto a promissory note in the principal amount of $466,797.64, a copy of which is annexed hereto as Exhibit A (the "Note"), evidencing a loan in the principal amount of $466,797.64 from Auto to Zecher in connection with Zecher's exercise of options to acquire Auto Common Stock; and

     WHEREAS, Zecher has agreed to pledge his 216,799 shares of Auto Common Stock issuable in connection with the option exercise (the "Shares") as security for the repayment of the debt evidenced by the Note.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Security Interest in Pledged Shares.

     (a) Zecher hereby grants to Auto, as collateral security for the performance of his obligations under the Note, a security interest in the Shares and all profits, dividends and other distributions with respect to or other rights in connection with the Shares (collectively, the "Collateral").

     (c) Zecher hereby delivers transfers, conveys and assigns to, and pledges and hypothecates with Auto the shares and certificate(s) representing the Shares, accompanied by signature guaranteed stock power(s) duly executed in blank in proper form for transfer.

     2. Sale of Security in Satisfaction of Note.

     In the event Zecher elects to repay the Note out of the proceeds of the Shares he shall advise Auto to such effect in writing. Upon such event the Shares shall be delivered to Dreyer and Traub, as escrow agent ("D&T"). D&T shall deliver the Shares to such selling broker as Zecher shall designate, upon receipt in writing from such broker an undertaking that the net proceeds of the sale of the Shares will be delivered to D&T, as escrow agent. Upon receipt of such proceeds, D&T shall deliver to Auto a check in the amount of any unpaid principal and accrued interest on the Note then due and payable plus any other amount then due and owing from Zecher to Auto. The remainder, if any, shall be paid by check to Zecher.

     3. Rights and Remedies of Auto.

     If at any time hereafter, Zecher shall fail to make payment when due under the Note (an "Event of Default") and such Event of Default shall continue for a period of fifteen days after written notice thereof to Zecher, then:

     3.1 Voting Dividends, etc.

     Auto shall have all voting and consensual powers pertaining to the Shares. In order to permit Auto to exercise such voting or other powers, Zecher shall, upon the written request of Auto, from time to time execute and deliver to Auto appropriate proxies.

     3.2 Registration in Name of Auto.

     Auto shall have the right at any time and from time to time thereafter to transfer any of the Shares into its name or the name of a nominee or nominees. Nothing contained in this Section 3.2 shall deprive Zecher of any rights of redemption provided by law.

     3.3 Sale of Collateral.

     In addition to any other rights and remedies which Auto may have, it may immediately and without demand exercise any and all rights and remedies granted to a secured party upon the occurrence of an Event of Default under the Uniform Commercial Code.

     3.4 Duty with Respect to Collateral.

     The duty of Auto and D&T with respect to the Collateral shall be solely to use reasonable care in the physical custody and preservation thereof, and Auto and D&T shall not be under any obligation to take any action in regard to the Collateral or any part thereof, except as provided herein.

     3.5 Application of Proceeds.

     Auto shall apply the purchase price or other moneys collected, received or held by it in respect of the Collateral in the following order: (a) to the payment of all costs, expenses, liabilities and advances, including reasonable attorneys' fees and disbursements, incurred or made by Auto in the protection, exercise, or enforcement of its interests, rights, powers, or remedies hereunder upon the occurrence of any Event of Default; (b) to the payment of the unpaid principal of and accrued interest on the Note then due and payable; (c) to the payment of any other amounts due from Zecher to Auto; and (d) the remainder, if any, to Zecher.

     3.6 Return of Collateral.

     Auto shall return to Zecher all Collateral then held by it pursuant to this Agreement and any transfer documents executed by Zecher with respect thereto, as soon as there shall be no amounts unpaid or otherwise owing to Auto under the Note or this Agreement. The Collateral so returned shall not, as the result of any transaction entered into or action taken by Auto, be subject to any lien, encumbrance, attachment or other state of facts which result in any diminution of the title of Zecher therein, but shall otherwise be returned without recourse upon or warranty by Auto.

     4. Miscellaneous.

     4.1 Auto Appointed Attorney-in-Fact.

     Zecher hereby constitutes and appoints, effective as of the occurrence of an Event of Default and while the same is continuing, Auto as attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument, including without limitation, financing statements and instruments of assignment in the ease of a sale of Collateral upon default, which Auto may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. If Zecher shall fail to do any act or thing which it has covenanted to do hereunder, Auto as attorney-in-fact or in its own right, may (but shall not be obligated to) do the same or cause it to be done.

     4.2 No Waiver, etc.

     No action taken by Auto shall be deemed to constitute a waiver by Auto of compliance by Zecher with any representation, warranty, covenant, or agreement contained in this Agreement. No course of dealing between the parties hereto and no failure or delay on the part of Auto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are in addition to, and not exclusive of, any other rights or remedies provided by law, in equity, by statute, or otherwise. No notice to or demand on Zecher in any case shall entitle Zecher to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Auto to take any other or further action in any circumstances without notice or demand. The waiver of a breach of any provision of this Agreement or of an Event of Default shall not operate or be construed as a waiver of any subsequent breach or Event of Default.

     4.3 Notices.

     All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties hereto as follows: to Zecher at 1341 Hudson Road, Teaneck, New Jersey 07666; to Auto at 255 West Spring Valley Avenue, Maywood, New Jersey 07607, Attn: Chairman; with a copy to Dreyer and

Traub, 101 Park Avenue, New York, New York 10178, Attn: Kenneth S. Rose, Esq.

     4.4 Severability.

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement or the reminder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     4.5 Section and Other Headings.

     The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

     4.6 Execution in Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     4.7 Choice of Law.

     This agreement shall be governed by the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands on the date first above written.


                                          /s/ Scott Zecher
                                    ---------------------------------
                                              Scott Zecher


                                    AUTOINFO, INC.

                                    By: /s/ William Wunderlich
                                        ---------------------------------
                                        William Wunderlich, Chief Financial
                                        Officer